UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

8557 N West Knoll Dr. West Hollywood CA 90069

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On January 16, 2026, GBT Technologies Inc. (the “Company”) dismissed M.S. Madhava Rao as the Company’s independent registered public accounting firm, due to his announcement of retiring. The dismissal was effective immediately. The decision to change accountants was approved by the Company’s Board of Directors (acting through its sole director) on January 16, 2026. The reports of M.S. Madhava Rao on the Company’s financial statements for the two most recent fiscal years ended December 31, 2024 and December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through January 20, 2026, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with M.S. Madhava Rao on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M.S. Madhava Rao, would have caused M.S. Madhava Rao to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through January 16, 2026, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided M.S. Madhava Rao with a copy of the disclosures it is making in this Current Report on Form 8-K no later than the day that the disclosures are filed with the U.S. Securities and Exchange Commission. The Company has requested that M.S. Madhava Rao furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not M.S. Madhava Rao agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K. If M.S. Madhava Rao does not agree with any of the statements of the Company, the letter will state the respects in which it does not agree. The Company will file the letter as an exhibit to this Current Report on Form 8-K or an amendment hereto.

(b) On January 20, 2026, the Company’s Board of Directors (acting through its sole director) approved the engagement of CNGSN & Associates LLP (“CNGSN”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2025, effective immediately. The engagement letter with CNGSN is dated January 17, 206, and was signed by the Company on January 20, 2026.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through January 16, 2026, neither the Company nor anyone on its behalf consulted CNGSN regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CNGSN concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from M.S. Madhava Rao to the U.S. Securities and Exchange Commission, dated January 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

	By:	/s/ Patrick Bertagna
	Name:	Patrick Bertagna
	Title:	Interim CEO

Date: January 26, 2026